HEALTH AND NUTRITION SYSTEMS INTERNATIONAL, INC.

                                IRREVOCABLE PROXY

         KNOW ALL MEN BY THESE PRESENTS, that TONY D'AMATO, a shareholder of HEALTH AND NUTRITION SYSTEMS INTERNATIONAL, INC. (the "Corporation"), holding the number of shares of stock of the Corporation listed below, does hereby appoint CHRISTOPHER TISI, or his successor in interest, as provided in that certain Shareholders' Agreement dated as of July 13, 2000 among Tony D'Amato, Christopher Tisi, and the Corporation, as amended by that certain First Amendment to Shareholders' Agreement dated as of April 24, 2002 (as so amended, the "Agreement"), with full power of substitution, the true and lawful attorney and proxy of the undersigned for and in his name, place and stead to attend all meetings of the shareholders of the Corporation, and to vote or to give his consent in respect to any and all shares of the capital stock of the Corporation at the time standing in his name, at any and all meetings of the shareholders or any adjournment, or to express the consent or dissent of the undersigned without a meeting in respect to any matters submitted for a vote or consent of the shareholders of the Corporation; provided, however, that this proxy shall not apply to, and specifically excludes, 125,000 shares of the Corporation's common stock owned by Tony D'Amato and evidenced by Certificate No. 01237. The undersigned hereby reaffirms that this proxy is coupled with an interest and is irrevocable, and the undersigned hereby reaffirms and confirms all that the proxy may lawfully do or cause to be done by virtue hereof. The proxy granted herein shall be subject to the terms and conditions of the Agreement.

         IN WITNESS WHEREOF, the undersigned has set his hand and seal this 24th day of April, 2002.
                                            /s/ Tony D'Amato
                                            ------------------------------------
                                            Tony D'Amato

                                            308,502
                                            ------------------------------------
                                            Number of Shares

STATE OF FLORIDA  )
                  ) ss:
COUNTY OF         )

         The foregoing instrument was acknowledged before me this 24th day of April, 2002, by Tony D'Amato, who is personally known to me.

                                      /s/ Maria Suzanne Wheatley
                                      ------------------------------------------
                                          Maria Suzanne Wheatley
[SEAL]                                    Notary Public
                                          Print Name: Maria Suzanne Wheatley
                                      ------------------------------------------
                                          My Commission Expires: 5/1/05